Exhibit 10.23

“THIS SUBORDINATED PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY, INCLUDING THE PAYMENT OF ALL AMOUNTS HEREUNDER, ARE EXPRESSLY SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, THE “SUBORDINATION AGREEMENT”) DATED AS OF NOVEMBER 3, 2016 AMONG (I) RODNEY SPRIGGS, IN HIS CAPACITY AS THE REPRESENTATIVE OF THE HOLDERS OF ALL OF THE OUTSTANDING CAPITAL STOCK OF VINTAGE STOCK, INC. (COLLECTIVELY, THE “SELLERS”), (II) THE SELLERS, AND (III) WILMINGTON TRUST, NATIONAL ASSOCIATION, AS AGENT AND ACKNOWLEDGED AND AGREED TO BY THE LOAN PARTIES (AS DEFINED THEREIN) TO THE SENIOR DEBT (AS DEFINED THEREIN) AND AS MORE PARTICULARLY DESCRIBED IN THE SUBORDINATION AGREEMENT. EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.”

SUBORDINATED PROMISSORY NOTE

$10,000,000.00	November 3, 2016

Joplin, Missouri

This Subordinated Promissory Note (this “Note”) is being delivered pursuant to that certain Stock Purchase Agreement, dated as of November 3, 2016 (the “Purchase Agreement”), by and among Vintage Stock Affiliated Holdings LLC, a Nevada limited liability company (the “Buyer”), Vintage Stock, Inc., a Missouri corporation (the “Company”), the holders of certain outstanding capital stock of the Company designated as “Sellers” on the signature page to this Note (each, a “Seller”; and, collectively, the “Sellers”), and Rodney Spriggs, in his capacity as the representative of the Sellers for certain purposes of the Purchase Agreement and this Note (in such capacity, the “Sellers’ Representative”). Terms used but not defined in this Note shall have the meanings ascribed to them in the Purchase Agreement.

1.                  Subordination Agreement. The Buyer, for itself and its successors, and each Seller, by acceptance of this Note, agree that the payment of this Note, both principal and interest, and all other indebtedness evidenced hereby, is subordinate and subject to the prior rights of Wilmington Trust, National Association, or any of its successors or assigns (the “Agent”), as administrative and collateral agent for the Lenders under that certain Term Loan Agreement (the “Loan Agreement”), dated as of November 3, 2016, and entered into by and among the Buyer, the Company, each guarantor thereto, the Agent, and each lender thereto (the “Senior Indebtedness”). This Note will be subordinated to the Senior Indebtedness in accordance with the terms and conditions set forth in a subordination agreement by and among the Sellers and the Agent, and agreed to and acknowledged by the Buyer and the Company (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”).

2.                  Principal and Interest; Payments; Set-Off.

(a)               Principal and Interest. The Buyer, for value received, hereby promises to pay to the order of the Sellers, proportionately in accordance with the percentage interests set forth in Schedule I hereto, in immediately available funds on the terms set forth herein, (i) the aggregate principal amount of this Note and (ii) simple interest on the unpaid principal balance from time to time outstanding under this Note, from the date hereof until the principal balance is paid in full, at an annual rate equal to eight percent (8.0%) (computed on the basis of a 360-day year and the actual number of days of elapsed) (“Current Interest”). The principal amount of this Note shall be Ten Million Dollars and No/ 100 Dollars ($10,000,000.00) as of the issuance date of this Note.

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(b)               Payments. Current Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the first (1st) day of December, 2016, and subsequent installments being payable on the first (1st) day of each succeeding month thereafter until the date that is five years and six months from the date of this Note (the “Maturity Date”), at which time the entire outstanding principal balance, together with all accrued and unpaid Current Interest thereon, shall be immediately due and payable in full. All payments on this Note will be applied to the payment of accrued and unpaid Current Interest before being applied to the payment of then-outstanding principal. Principal and interest due under this Note shall be payable in U.S. dollars to the Sellers by wire transfer in immediately available funds to accounts designated by the Sellers in writing. If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment will be due on the next succeeding Business Day, and such extension of time will be taken into account in calculating the amount of interest payable under this Note. Subject to the Subordination Agreement, the Buyer may prepay this Note in whole or in part at any time or from time to time without penalty, premium, or notice by paying the principal amount to be prepaid, together with accrued but unpaid Current Interest thereon to the date of prepayment.

(c)               Set-off. The Buyer may, pursuant to Section 11.5 of the Purchase Agreement, and by written notice to the Sellers’ Representative, reduce or set-off against the principal amount outstanding under this Note and any accrued and unpaid Current Interest, the amount of any Losses for which the Sellers are determined to be liable to any Buyer Indemnified Party pursuant to Section 7.1 or Section 11 of the Purchase Agreement, subject to the limitations set forth in Article 11 of the Purchase Agreement. Any reduction or set-off in accordance with the preceding sentence shall be deemed effective as of the issuance date of this Note.

3.                  Default.

(a)               Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(i)                 The Buyer fails to pay when due any principal or interest payment on this Note;

(ii)               The Buyer fails to observe or perform any other covenant, obligation, or agreement contained in this Note and does not cure the failure within ten (10) Business Days after notice by the Sellers’ Representative thereof; or

(iii)             The Buyer: (A) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (B) consents to the appointment of a trustee, receiver, assignee, liquidator, or similar official; or (C) makes a general assignment for the benefit of its creditors or institutes a proceeding, or has an involuntary proceeding instituted against it, seeking a judgment of insolvency, bankruptcy, or any other similar relief under any bankruptcy, insolvency, or other similar Legal Requirement affecting creditors’ rights that is not dismissed within 120 days thereafter.

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(b)               Remedies. Upon the occurrence of an Event of Default hereunder and following the expiration of any cure period set forth in Section 2(a)(ii) or 2(a)(iii)(C), the Sellers’ Representative, on behalf of the Sellers, may, at his option, (i) by written notice to the Buyer, declare the entire unpaid principal balance of this Note, together with all accrued and unpaid Current Interest thereon, immediately due and payable or (ii) exercise any rights and remedies available to him on behalf of the Sellers under applicable Legal Requirements; in each case, only to the extent permitted under the Subordination Agreement. The Buyer will pay all reasonable costs and expenses incurred by or on behalf of the Sellers’ Representative in connection with the Sellers’ Representative’s exercise of any or all of his rights and remedies (on behalf of the Sellers) under this Note following an Event of Default.

4.                  Miscellaneous.

(a)               Successors and Assigns. Neither this Note nor any of the rights, interests, or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Buyer without the prior written consent of the Sellers’ Representative or by any Seller without the prior written consent of the Buyer (in each case, not to be unreasonably withheld, delayed, denied, or conditioned). Subject to the restrictions on assignment set forth in this Section 4(a), the rights and obligations of the Buyer and the Sellers under this Note shall be binding upon and benefit the successors, heirs, and assigns of the parties hereto.

(b)               Waiver and Amendment. Any provision of this Note may be amended, waived, or modified upon the written consent of the Buyer and the Sellers’ Representative (on behalf of the Sellers) the extent permitted under the Subordination Agreement and the Loan Agreement. Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Note will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Legal Requirements, (i) no claim or right arising out of this Note can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the party granting the waiver or renouncing the claim or right; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Note.

(c)               Notices; Waivers. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be given in accordance with the terms of Section 12.4 of the Purchase Agreement. Any party hereto may by notice so given change its notice information for future notice hereunder.

(d)               Governing Law; Jurisdiction; Jury. This Note has been delivered in and shall be governed by and construed in accordance with the internal laws of the State of Missouri without giving effect to any choice or conflict of law provision or rule. Any legal suit, action, or proceeding arising out of or based upon this Note may be instituted in the federal courts of the Western District of Missouri or the courts of the State of Missouri located in Newton County, Missouri. Each party hereto irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS NOTE.

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(e)               Severability; Construction. If any provision of this Note or the application of any such provision to any Person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision hereof. The parties hereto have participated jointly in the negotiation and drafting of this Note. If an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Note. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Note,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Note as a whole and not to any particular subdivision unless expressly so limited.

(f)                Counterparts. This Note may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when all such counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Any signature delivered by electronic means (facsimile or email/pdf, etc.) shall be binding to the same extent as an original signature page with regard to this Note or any amendments thereof, subject to the terms thereof. A party hereto that delivers a signature page in this manner agrees promptly to deliver an original counterpart signature page to the other parties hereto; provided, however, that all of the executed counterparts shall be consolidated, be deemed to be a single promissory note, and be delivered to Sellers’ Representative at closing.

(g)               Headings; Replacement. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note. Upon receipt of evidence satisfactory to the Buyer of the loss, theft, destruction, or mutilation of this Note, the Buyer will issue to the Sellers’ Representative a new Note containing all of the terms and provisions set forth herein, in lieu of such lost, stolen, destroyed, or mutilated Note.

(h)               Remedies. The rights, obligations, and remedies created by this Note are cumulative and in addition to any other rights, obligations, or remedies otherwise available at Law or in equity.

(i)                 Time Is of the Essence. Time is of the essence regarding payments due under this Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, a duly authorized representative of the Buyer has duly executed and delivered this Note as of the date first written above.

VINTAGE STOCK AFFILIATED HOLDINGS LLC

By: /s/ Jon Isaac

Name:    Jon Isaac

Title: President and Chief Executive Officer

Accepted and Agreed:

By the Sellers:

By: /s/ Rodney D. Spriggs Printed Name: Rodney D. Spriggs Trustee, Rodney and Sherry Spriggs Living Trust, dated April 18, 2012	By: /s/ Sherry Spriggs Printed Name: Sherry Spriggs Trustee, Rodney and Sherry Spriggs Living Trust, dated April 18, 2012

By: /s/ Ken Caviness	By: /s/ Deanna L. Caviness
Printed Name: Ken Caviness	Printed Name: Deanna L. Caviness
Trustee, Ken and Deanna Living Trust,	Trustee, Ken and Deanna Living Trust,
dated July 12, 2002	dated July 12, 2002

By: /s/ Steven Wilcox	By: /s/ Anna V. Wilcox
Printed name: Steven Wilcox	Printed Name: Anna V. Wilcox
Trustee, Steven and Anna Wilcox Living	Trustee, Steven and Anna Wilcox Living
Trust, dated May 15, 2012	Trust, dated may 15, 2012

By the Sellers’ Representative:

/s/ Rodney Spriggs

Rodney Spriggs

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Schedule I

Name of Seller	Percentage Interest

Rodney and Sherry Spriggs Living Trust, dated April 18, 2012	41.134752%
Steven and Anna Wilcox Living Trust, dated May 15, 2012	17.730496%
Ken and Deanna Living Trust, dated July 12, 2002	41.134752%

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